UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Beard Energy Transition Acquisition Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-1990354
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

595 Madison Avenue, 29th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-254049

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock of Beard Energy Transition Acquisition Corp. (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-254049), originally filed with the Securities and Exchange Commission on March 9, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit Number	Description
3.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on March 9, 2021).

3.2

Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on March 9, 2021).

3.3

Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on November 12, 2021).

3.4

Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on March 9, 2021).

4.1

Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on October 22, 2021).

4.2

Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on October 22, 2021).

4.3

Specimen Public Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on October 22, 2021).

4.4

Specimen Private Warrant Certificate (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on September October 22, 2021).

4.5

Form of Public Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.5 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on October 22, 2021).

4.6

Form of Private Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.6 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on November 12, 2021).

Exhibit Number	Description
10.1

Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant and Opco (incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on October 22, 2021).

10.2

Form of Registration Rights Agreement among the Registrant, Beard Energy Transition Acquisition Sponsor LLC and the other parties thereto (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on June 15, 2021).

10.3

Form of Second Amended and Restated Limited Liability Company Agreement of Opco (incorporated by reference to Exhibit 10.11 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-254049), filed with the Securities and Exchange Commission on October 22, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEARD ENERGY TRANSITION ACQUISITION CORP.

Date: November 22, 2021	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Director

[Signature Page to Form 8-A]